Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-248738) of Acorda Therapeutics, Inc.,
(2)
Registration Statement (Form S-3 No. 333-248728) of Acorda Therapeutics, Inc.,
(3)
Registration Statement (Form S-3 No. 333-239519) of Acorda Therapeutics, Inc.,
(4)
Registration Statement (Form S-3 No. 333-235929) of Acorda Therapeutics, Inc.,
(5)
Registration Statement (Form S-8 No. 333-233177) pertaining to the 2019 Employee Stock Purchase Plan of Acorda Therapeutics, Inc.,
(6)
Registration Statement (Form S-8 No. 333-131846) pertaining to the 1999 Employee Stock Option Plan and the 2006 Employee Incentive Plan of Acorda Therapeutics, Inc.,
(7)
Registration Statement (Form S-8 Nos. 333-149726, 333-158085, 333-164626, 333-174785, 333-179906, 333-187091, 333-194375, and 333-202525) pertaining to the 2006 Employee Incentive Plan of Acorda Therapeutics, Inc.,
(8)
Registration Statement (Form S-8 No. 333-210813) pertaining to the 2016 Inducement Plan of Acorda Therapeutics, Inc., and
(9)
Registration Statement (Form S-8 Nos. 333-206346, 333-212917, and 333-226692) pertaining to the 2015 Omnibus Incentive Compensation Plan of Acorda Therapeutics, Inc., and
(10)
Registration Statement (Form S-8 Nos. 333-266917) pertaining to the 2015 Omnibus Incentive Compensation Plan and 2016 Inducement Plan of Acorda Therapeutics, Inc.

of our report dated April 1, 2024, with respect to the consolidated financial statements of Acorda Therapeutics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Acorda Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Stamford, Connecticut

April 1, 2024